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                                  Exhibit 23.3

           Consent of Breyer & Aguggia as to its Federal Tax Opinion
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                 [LETTERHEAD OF BREYER & AGUGGIA APPEARS HERE}

                                 March 21, 1997



Board of Directors
Security Bancorp, Inc.
306 W. Main Street
McMinnville, Tennessee 37110

    RE:   Security Bancorp, Inc.
          Registration Statement on Form SB-2

To the Board of Directors:

    We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein under the headings "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank" and "LEGAL OPINIONS."

                              Sincerely,

                              /s/ Breyer & Aguggia

                              BREYER & AGUGGIA

Washington, D.C.